Exhibit 99.1

Exterran Corporation Announces First Quarter 2019 Results

Operating Results In-Line with Expectations
Strong Operating Cash Flow
Bought Back 268,500 Shares during the Quarter

HOUSTON, May 1, 2019 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported first quarter financial results.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “We continue to execute well on our product sales and ECO backlog and results for the quarter were as expected, including generating $49 million in operating cash flow. Product sales orders were $86 million, including roughly $25 million in our water business, and we remain positive regarding future demand.

“Under the current authorization we repurchased 268,500 shares at an average price of $17.35 per share during the open period in March. Since the spin we have focused on generating cash flow, paying down debt, investing in the business and improving returns. Today we feel the stock value is extremely attractive and plan to use the share buyback authority aggressively going forward.”

Net loss from continuing operations was $5.6 million, or $0.16 per share, on revenue of $351.4 million for the first quarter of 2019. This compares to net loss from continuing operations of $5.3 million, or $0.15 per share, on revenue of $332.2 million for the fourth quarter of 2018 and net income from continuing operations of $3.9 million, or $0.11 per share, on revenue of $350.4 million for the first quarter of 2018. Net loss was $5.4 million for the first quarter of 2019, as compared to net income of $14.1 million for the fourth quarter of 2018 and net income of $5.3 million for the first quarter of 2018. EBITDA, as adjusted, was $50.2 million for the first quarter of 2019, as compared to $51.5 million for the fourth quarter of 2018 and $50.7 million for the first quarter of 2018. Income before taxes was $3.6 million as compared to $11.1 million for the fourth quarter of 2018 and $9.4 million for the first quarter of 2018.

Selling, general and administrative expenses were $43.5 million in the first quarter of 2019, as compared with $44.7 million in the fourth quarter of 2018 and $44.2 million in the first quarter of 2018.

Contract Operations Segment
Contract operations revenue in the first quarter of 2019 was $85.7 million, a 3% decrease from fourth quarter of 2018 revenue of $88.2 million and an 11% decrease from first quarter of 2018 revenue of $96.5 million.

Contract operations gross margin in the first quarter of 2019 was $57.1 million, as compared to gross margin of $61.6 million in the fourth quarter of 2018 and $61.1 million in the first quarter of 2018. Gross margin percentage in the first quarter of 2019 was 67%, as compared with 70% in the fourth quarter of 2018 and 63% in the first quarter of 2018.

Revenue declined sequentially given the impact of commercial negotiations in the fourth quarter of 2018 that did not reoccur. The year over year revenue decline was largely driven by the impact of foreign currency exchange of about $8 million along with stops in the normal course of business.

Aftermarket Services Segment
Aftermarket services revenue in the first quarter of 2019 was $27.3 million, a 15% decrease from fourth quarter of 2018 revenue of $32.0 million and a 4% increase from first quarter of 2018 revenue of $26.4 million.

Aftermarket services gross margin in the first quarter of 2019 was $6.6 million, an 8% decrease from the fourth quarter of 2018 gross margin of $7.1 million and a 12% decrease from the first quarter of 2018 gross margin of $7.5 million. Gross margin percentage in the first quarter of 2019 was 24%, as compared with 22% in the fourth quarter of 2018 and 28% in the first quarter of 2018.

The sequential decline in aftermarket service revenue was largely driven by the typical first quarter seasonality in the parts sales side of the business. The year over year impact to margins is tied to a shift in service mix.

Product Sales Segment
Product sales revenue in the first quarter of 2019 was $238.4 million, a 13% increase from fourth quarter of 2018 revenue of $211.9 million, and a 5% increase from first quarter of 2018 revenue of $227.5 million.

Product sales gross margin in the first quarter of 2019 was $28.9 million, a 9% increase from fourth quarter of 2018 gross margin of $26.6 million and a 6% increase as compared to the first quarter of 2018 gross margin of $27.2 million. Gross margin percentage in the first quarter of 2019 was 12%, as compared with 13% in the fourth quarter of 2018 and 12% in the first quarter of 2018.

The revenue increase was driven by strong execution on our products backlog. Gross margins declined slightly as the mix towards compression increased.

Product sales backlog was $553.5 million at March 31, 2019, as compared to $705.8 million at December 31, 2018 and $426.9 million at March 31, 2018. Product sales bookings for the first quarter of 2019 were $86.2 million, resulting in a book-to-bill ratio of 36%. This compares to bookings of $158.6 million for the fourth quarter of 2018 and bookings of $193.4 million for the first quarter of 2018.

Conference Call Information
The Company will host a conference call at 8:00 a.m. Central Time on Thursday, May 2, 2019. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through May 9, 2019 and may be accessed by calling 877-660-6853 and using the pass code 13689699. A presentation will also be posted on the Company’s website prior to the conference call.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 25 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

*****

Non-GAAP and Other Financial Information
Gross margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new product sales customers; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing its asset utilization, particularly with respect to its fleet of compressors; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions and natural disasters; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations; and Exterran’s indebtedness and its ability to fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues:
Contract operations	$85,700	$88,165	$96,493
Aftermarket services	27,302	32,045	26,371
Product sales	238,444	211,943	227,519
	351,446	332,153	350,383
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	28,591	26,613	35,385
Aftermarket services	20,718	24,925	18,897
Product sales	209,535	185,320	200,336
Selling, general and administrative	43,452	44,674	44,242
Depreciation and amortization	38,217	31,601	31,029
Long-lived asset impairment	—	—	1,804
Restatement related charges	48	42	621
Restructuring and other charges	384	311	—
Interest expense	8,163	7,430	7,219
Other (income) expense, net	(1,245)	145	1,420
	347,863	321,061	340,953
Income before income taxes	3,583	11,092	9,430
Provision for income taxes	9,140	16,365	5,492
Income (loss) from continuing operations	(5,557)	(5,273)	3,938
Income from discontinued operations, net of tax	163	19,346	1,399
Net income (loss)	$(5,394)	$14,073	$5,337

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.16)	$(0.15)	$0.11
Income from discontinued operations per common share	0.01	0.55	0.04
Net income (loss) per common share	$(0.15)	$0.40	$0.15

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.16)	$(0.15)	$0.11
Income from discontinued operations per common share	0.01	0.55	0.04
Net income (loss) per common share	$(0.15)	$0.40	$0.15

Weighted average common shares outstanding used in net income (loss) per common share:
Basic	35,646	35,567	35,301
Diluted	35,646	35,567	35,373

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2019	December 31, 2018
ASSETS

Current assets:
Cash and cash equivalents	$18,576	$19,300
Restricted cash	178	178
Accounts receivable, net	266,286	248,467
Inventory, net	166,891	150,689
Contract assets	70,636	91,602
Other current assets	40,173	44,234
Current assets associated with discontinued operations	8,570	11,605
Total current assets	571,310	566,075
Property, plant and equipment, net	943,488	901,577
Operating lease right of use assets	29,782	—
Deferred income taxes	12,024	11,370
Intangible and other assets, net	84,329	86,371
Long-term assets associated with discontinued operations	1,629	1,661
Total assets	$1,642,562	$1,567,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$188,109	$165,744
Accrued liabilities	113,269	123,335
Contract liabilities	139,975	153,483
Current operating lease liabilities	6,738	—
Current liabilities associated with discontinued operations	11,713	14,767
Total current liabilities	459,804	457,329
Long-term debt	433,952	403,810
Deferred income taxes	6,762	6,005
Long-term contract liabilities	134,997	101,363
Long-term operating lease liabilities	28,277	—
Other long-term liabilities	35,821	39,812
Long-term liabilities associated with discontinued operations	5,765	5,914
Total liabilities	1,105,378	1,014,233
Total stockholders’ equity	537,184	552,821
Total liabilities and stockholders’ equity	$1,642,562	$1,567,054

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues:
Contract operations	$85,700	$88,165	$96,493
Aftermarket services	27,302	32,045	26,371
Product sales	238,444	211,943	227,519
	$351,446	$332,153	$350,383

Gross margin:
Contract operations	$57,109	$61,552	$61,108
Aftermarket services	6,584	7,120	7,474
Product sales	28,909	26,623	27,183
Total	$92,602	$95,295	$95,765

Gross margin percentage:
Contract operations	67%	70%	63%
Aftermarket services	24%	22%	28%
Product sales	12%	13%	12%
Total	26%	29%	27%

Selling, general and administrative	$43,452	$44,674	$44,242
% of revenue	12%	13%	13%

EBITDA, as adjusted	$50,157	$51,472	$50,733
% of revenue	14%	15%	14%

Capital expenditures	$76,354	$62,882	$49,219

Revenue by Geographical Regions:
North America	$198,933	$189,714	$231,848
Latin America	60,559	68,865	67,951
Middle East and Africa	82,791	63,962	26,125
Asia Pacific	9,163	9,612	24,459
Total revenues	$351,446	$332,153	$350,383

	As of
	March 31, 2019	December 31, 2018	March 31, 2018
Contract Operations Backlog:
Contract operations services	$1,357,411	$1,398,644	$1,215,877

Product Sales Backlog:
Compression equipment	$367,226	$471,827	$206,252
Processing and treating equipment	161,206	229,258	199,122
Production equipment	—	2,438	9,481
Other product sales	25,059	2,246	12,041
Total product sales backlog	$553,491	$705,769	$426,896

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Non-GAAP Financial Information—Reconciliation of Income before income taxes to Total gross margin:
Income before income taxes	$3,583	$11,092	$9,430
Selling, general and administrative	43,452	44,674	44,242
Depreciation and amortization	38,217	31,601	31,029
Long-lived asset impairment	—	—	1,804
Restatement related charges	48	42	621
Restructuring and other charges	384	311	—
Interest expense	8,163	7,430	7,219
Other (income) expense, net	(1,245)	145	1,420
Total gross margin (1)	$92,602	$95,295	$95,765

Non-GAAP Financial Information—Reconciliation of Net income (loss) to EBITDA, as adjusted:
Net income (loss)	$(5,394)	$14,073	$5,337
Income from discontinued operations, net of tax	(163)	(19,346)	(1,399)
Depreciation and amortization	38,217	31,601	31,029
Long-lived asset impairment	—	—	1,804
Restatement related charges	48	42	621
Restructuring and other charges	384	311	—
Interest expense	8,163	7,430	7,219
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(238)	996	630
Provision for income taxes	9,140	16,365	5,492
EBITDA, as adjusted (2)	$50,157	$51,472	$50,733

Non-GAAP Financial Information—Reconciliation of Net income (loss) to Adjusted net income (loss) from continuing operations:
Net income (loss)	$(5,394)	$14,073	$5,337
Income from discontinued operations, net of tax	(163)	(19,346)	(1,399)
Income (loss) from continuing operations	(5,557)	(5,273)	3,938
Adjustment for items:
Long-lived asset impairment	—	—	1,804
Restatement related charges	48	42	621
Restructuring and other charges	384	311	—
Tax impact of adjustments (3)	(73)	(87)	—
Adjusted net income (loss) from continuing operations (4)	$(5,198)	$(5,007)	$6,363

Diluted income (loss) from continuing operations per common share	$(0.16)	$(0.15)	$0.11
Adjustment for items, after-tax, per diluted common share	0.01	0.01	0.07
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$(0.15)	$(0.14)	$0.18

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative-loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provides useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and restricted stock units) according to participation rights in undistributed earnings. Accordingly, we have excluded adjusted net income from continuing operations attributable to participating securities of $0.2 million for the three months ended March 31, 2018 from our calculation of diluted adjusted net income (loss) from continuing operations per common share.